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McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, VA 23219-4030
Phone: 804.775.1000
Fax: 804.775.1061
www.mcguirewoods.com

Clifford A. Cutchins, IV McGUIREWOODS
Direct: 804.775.4720



                                                      ccutchins@mcguirewoods.com
                                                        Direct Fax: 804.775.1061



                                February 6, 2004




Alan Zimmer Reeds
Jewelers, Inc. P.O. Box
2229 Wilmington, NC 28402

Dear Mr. Zimmer:

     The independent directors of Reeds Jewelers, Inc. ("the Company") - Waddy Garrett, Fenton Hord, Rick Sherman and Ken Gassman - have asked me to advise the Company and you that they will take no position on the terms of the tender offer made by Sparkle, LLC, a North Carolina limited liability company ("Sparkle"), to purchase all the shares of Reeds not owned directly or indirectly by Sparkle.

                                                    Sincerely,


                                                    /s/ CLIFFORD A. CUTCHINS
                                                    ---------------------------
                                                    Clifford A. Cutchins, IV
CAC, IV/gc

cc:  Waddy Garrett
     Fenton Hord
     Rick Sherman
     Ken Gassman
     Jane W. Sellers